Registration No. 333-________

                                       As filed with the Securities and Exchange
                                                     Commission on June 24, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             ------------------------------------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

             ------------------------------------------------------


                         Granite State Bankshares, Inc.
             (Exact Name of Registrant as Specified in its Charter)

    New Hampshire                                         02-0399222
State of Incorporation)                        (IRS Employer Identification No.)
                                 122 West Street
                           Keene, New Hampshire 03431
                    (Address of Principal Executive Offices)

             ------------------------------------------------------


   Granite State Bankshares, Inc. 1997 Long-Term Incentive Stock Benefit Plan
                            (Full Title of the Plan)


                                   Copies to:
           Charles W. Smith                     John J. Gorman, Esquire
 Chairman and Chief Executive Officer          Edward A. Quint, Esquire
    Granite State Bankshares, Inc.       Luse Lehman Gorman Pomerenk & Schick
            122 West Street                   A Professional Corporation
      Keene, New Hampshire 03431            5335 Wisconsin Ave., N.W., #400
            (603) 352-1600                      Washington, D.C.  20015
                                                    (202) 274-2000
     (Name, Address and Telephone
      Number of Agent for Service)

             ------------------------------------------------------


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|



                                 CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
     Title of                                    Proposed                 Proposed
    Securities             Amount                 Maximum                 Maximum               Amount of
       to be                to be              Offering Price            Aggregate            Registration
    Registered           Registered (1)          Per Share             Offering Price             Fee
-------------------------------------------------------------------------------------------------------------------
value $.01 per share     474,250 shares(2)         $18.09 (3)           $  8,579,183            $2,385

                         46,500 shares (4)         $20.92 (5)           $    972,688            $  270

                         29,250 shares (6)         $21.75 (3)           $    636,188            $  177

Total:                   550,000 shares                                 $ 10,188,059            $2,832
                         ==============                                  ===========            ======



--------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Granite State Bankshares, Inc. 1997 Long-Term Incentive Stock Benefit Plan (the "Incentive Plan"), as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to 17 C.F.R.ss.230.416(a).

(2) Represents the number of shares currently reserved for issuance pursuant to options granted under the Incentive Plan.

(3) Determined by the exercise price of the options pursuant to 17 C.F.R. ss. 230.457(h)(1).

(4) Represents the number of shares of restricted stock reserved for issuance pursuant to the Incentive Plan.

(5) Represents the grant price of restricted stock reserved for issuance pursuant to the Incentive Plan.

(6) Represents the number of shares currently reserved for issuance pursuant to options which have not been granted under the Incentive Plan.




     This   Registration   Statement  shall  become  effective  upon  filing  in
     accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan
               Annual Information

     This Registration Statement relates to the registration of 550,000 shares of Common Stock reserved for issuance and delivery upon the exercise of options or the grant of shares under the Incentive Plan. Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Incentive Plan, as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

Item 3.  Incorporation of Documents by Reference

     All documents filed by the Company pursuant to Sections 13(a)and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The following documents filed or to be filed with the Commission are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the SEC on March 26, 1999.

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report listed above.

     (c) The Company's definitive Proxy Statement for its Annual Meeting of Stockholders held April 14, 1998.

     (d) The description of the Common Stock contained in the Registration Statement on Form S-1 originally filed by the Company under the Securities Act of 1933 with the SEC on April 18, 1986.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

                  None.

Item 6.  Indemnification of Directors and Officers

     Article  VI  of  the   Registrant's   Bylaws  provides  for  the  following
indemnification for Directors and Officers:

     To the fullest extent permitted by New Hampshire law, the Company shall indemnify each director and officer of the Company (and his heirs, executors and administrators) against all expenses and liabilities reasonably incurred by him or her in connection with or arising out of any action, suit or proceeding in which he or she may be involved by reason of his or her being or having been a director or officer of the Company (whether or not he or she continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements. The Company shall not, however, indemnify such director or officer with respect to matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been liable for willful misconduct in the performance of his or her duties as such director or officer. In the event that a settlement or compromise is effected, indemnification may be had only if the board of directors shall have determined that such settlement or compromise is in the best interests of the Company and that such director or officer is not liable for willful misconduct in the performance of his or her duties with respect to such matters, and if the board of directors shall have adopted a resolution approving such settlement or compromise. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

     The Company also maintains liability insurance for its officers and directors.

Item 7.  Exemption From Registration Claimed.

                  Not applicable.

Item 8.  List of Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

     5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

     10 Granite State Bankshares, Inc. 1997 Long-Term Incentive Stock Benefit Plan (incorporated herein by reference to the Company's Proxy Statement for its Annual Meeting of Stockholders held April 14, 1998, previously filed with the SEC on March 19, 1998).

     23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5).

     23.2 Consent of Grant Thornton LLP.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Incentive Plan.

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Exhibit Number                                                Description

     5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

     23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5).

     23.2 Consent of Grant Thornton LLP.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Keene, State of New Hampshire, on this 22 day of June, 1999.

                                        Granite State Bankshares, Inc.


                                       By:  \s\ Charles W. Smith
                                            ----------------------------------
                                             Charles W.  Smith, Chairman and
                                             Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


By:  \s\ Charles W. Smith              By:   \s\ William G. Pike
     -----------------------                 ----------------------------------
     Charles W. Smith                        William G. Pike
     Chairman and  Chief Executive Officer   Executive Vice President and Chief
     Executive Officer)                      Financial Officer (Principal
                                             Financial and Accounting Officer)

     Date: June 22, 1999                     Date: June 22, 1999
          -----------------------------           ---------------------------


By:  \s\ David M. Bartley               By:  \s\ Phillip M. Hamblet
     -----------------------                 ----------------------------------
     David M. Bartley, Director              Philip M. Hamblet, Director

     Date: June 22, 1999                     Date: June 22, 1999
          -----------------------------           ---------------------------


By:  \s\ Joseph S. Hart                 By:  \s\ David J. Houston
     -----------------------                 ----------------------------------
     Joseph S. Hart, Director                David J. Houston, Director

     Date: June 22, 1999                     Date: June 22, 1999
          -----------------------------           ---------------------------


By:  \s\ James L. Koontz                By:  \s\ William Smedley
     -----------------------                 ----------------------------------
     James L. Koontz, Director                William Smedley, V, Director

     Date: June 22, 1999                      Date: June 22, 1999
          -----------------------------            ---------------------------


By:  \s\ C. Robertson Trowbridge         By:  \s\ James C. Wirths, III
     -----------------------                 ----------------------------------
     C. Robertson Trowbridge, Director        James C. Wirths, III, Director

     Date: June 22, 1999                       Date: June 22, 1999
          -----------------------------             --------------------------


By:  \s\ E. Story Wright
     -----------------------
     E. Story Wright, Director

     Date: June 22, 1999

                                    EXHIBIT 5

                 OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK

              [Letterhead of Luse Lehman Gorman Pomerenk & Schick]



June 22, 1999                                                   (202) 274-2000

Board of Directors
Granite State Bankshares, Inc.
122 West Street
Keene, New Hampshire

                 Re:      Granite State Bankshares, Inc.
                          Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the offer and sale of Granite State Bankshares, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), pursuant to the Granite State Bankshares, Inc. 1997 Long-Term Incentive Stock Benefit Plan (the "Plan"). We have reviewed the Company's Articles of Incorporation and Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the Common Stock, when sold in connection with the exercise of options granted pursuant to the Plans, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8. Very truly yours,


                          \s\ Luse Lehman Gorman Pomerenk & Schick
                           ---------------------------------------------------
                           Luse Lehman Gorman Pomerenk & Schick
                           A Professional Corporation

                                  EXHIBIT 23.2

                          CONSENT OF GRANT THORNTON LLP

               Consent of Independent Certified Public Accountants


     We  have  issued  our  report  dated  January  11,  1999  accompanying  the consolidated financial statements of Granite State Bankshares, Inc. and Subsidiary included in the Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

\s\ GRANT THORNTON LLP


Boston, Massachusetts
June 21, 1999